Exhibit 10.6

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) by and between Xcyte Therapies, Inc., a Delaware corporation (the “Company”) and Robert Lawrence Kirkman, M.D. (the “Employee”) is dated as of August 12, 2005 and amends the Employment Agreement, dated as of January 15, 2004 (the “Employment Agreement”) by and between the Company and the Employee. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Employment Agreement.

RECITALS

A. Section 9(b) of the Employment Agreement provides that any term thereof may be amended with the written consent of the Company and the Employee.

B. In recognition of the Employee’s continuing contributions to the Company, his increased responsibilities as Acting President and Chief Executive Officer of the Company and his increased workload in light of the Company’s exploration of strategic alternatives, the Company and the Employee wish to amend Section 1(a) and Section 3(a) of the Employment Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing considerations and certain other good and valuable consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:

AGREEMENT

1. Amendment of Position Responsibilities. Section 1(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Position Responsibilities. Employee shall be employed as Acting President and Chief Executive Officer of the Company effective as of July 5, 2005. The duties and responsibilities of Employee shall include the duties and responsibilities reasonably assigned to Employee from time to time by the Company’s Board of Directors, in all cases to be consistent with Employee’s corporate office and position.”

2. Amendment of Compensation. Section 3(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Salary. Effective as of July 5, 2005, Employee shall receive a monthly salary of $25,000 (subject to applicable withholding taxes), which is equivalent to $300,000 on an annualized basis (the “Base Salary”). Employee’s monthly salary will be payable pursuant to the Company’s normal payroll practices.”

3. Effect of Amendment. Except as set forth in this Amendment, the provisions of the Employment Agreement shall remain unchanged and shall continue in full force and effect.

[Signature Pages Follow]

This Amendment to Employment Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one instrument. Facsimile copies of signed signature pages shall be binding originals.

COMPANY:

XCYTE THERAPIES, INC. a Delaware corporation

By:	/s/ Kathi Cordova
Kathi Cordova Senior Vice President Finance and Treasurer

Signature Page to Amendment to Employment Agreement

ROBERT L. KIRKMAN

By:	/s/ Robert L. Kirkman
Robert L. Kirkman